                                                            EXHIBIT 23 (d)(i)(a)

                              AMENDED AND RESTATED
                                   SCHEDULE A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                               DATED JULY 1, 2005
                                     BETWEEN
                                 WT MUTUAL FUND
                                       AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                             FUNDS OF WT MUTUAL FUND

                        Wilmington Broad Market Bond Fund
                   Wilmington Multi-Manager International Fund
                         Wilmington Large-Cap Core Fund
                        Wilmington Large-Cap Growth Fund
                     Wilmington Multi-Manager Large-Cap Fund
                      Wilmington Multi-Manager Mid-Cap Fund
                         Wilmington Large-Cap Value Fund
                         Wilmington Municipal Bond Fund
                       Wilmington Prime Money Market Fund
              Wilmington Multi-Manager Real Estate Securities Fund
                  Wilmington Short/ Intermediate-Term Bond Fund
                         Wilmington Short-Term Bond Fund
                         Wilmington Small-Cap Core Fund
                     Wilmington Multi-Manager Small-Cap Fund
                     Wilmington Tax-Exempt Money Market Fund
                  Wilmington U.S. Government Money Market Fund
                   Wilmington Aggressive Asset Allocation Fund
                    Wilmington Moderate Asset Allocation Fund
                  Wilmington Conservative Asset Allocation Fund
                          Wilmington Mid-Cap Core Fund
                        Wilmington Small-Cap Growth Fund
                         Wilmington Small-Cap Value Fund
                         Wilmington ETF Allocation Fund
                      Wilmington Tax-Managed Cap-Free Fund

Dated:  January 30, 2006

                              AMENDED AND RESTATED
                                   SCHEDULE B
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                               DATED JULY 1, 2005
                                     BETWEEN
                                 WT MUTUAL FUND
                                       AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                        INVESTMENT ADVISORY FEE SCHEDULE

                                                      ANNUAL FEE AS A PERCENTAGE
FUND                                                  OF AVERAGE DAILY NET ASSETS ("ASSETS")
----                                                  --------------------------------------
Wilmington Broad Market Bond                          0.35% of the first $1 billion in Assets;
                                                      0.30% of the next $1 billion in Assets;
                                                      0.25% of Assets; over $2 billion

Wilmington Multi-Manager International                0.35% of Assets

Wilmington Large-Cap Core                             0.60% of the first $1 billion in Assets;
                                                      0.55% of the next $1 billion in Assets; and
                                                      0.50% of Assets over $2 billion.

Wilmington Large-Cap Growth                           0.60% of the first $1 billion in Assets;
                                                      0.55% of the next $1 billion in Assets; and
                                                      0.50% of Assets over $2 billion

Wilmington Multi-Manager Large-Cap                    0.35% of Assets

Wilmington Large-Cap Value                            0.60% of the first $1 billion in Assets;
                                                      0.55% of the next $1 billion in Assets; and
                                                      0.50% of Assets over $2 billion

Wilmington Multi-Manager Mid Cap                      0.35% of Assets

Wilmington Municipal Bond                             0.35% of the first $1 billion in Assets;
                                                      0.30% of the next $1 billion in Assets;
                                                      0.25% of Assets; over $2 billion

Wilmington Prime Money Market                         0.37% of the first $1 billion in Assets;
                                                      0.33% of the next $500 million in Assets;
                                                      0.30% of the next $500 million in Assets; and
                                                      0.27% of Assets over $2 billion

Wilmington Multi-Manager Real Estate Securities       0.35% of Assets

                                                      ANNUAL FEE AS A PERCENTAGE
FUND                                                  OF AVERAGE DAILY NET ASSETS ("ASSETS")
----                                                  --------------------------------------
Wilmington Short/ Intermediate-Term Bond              0.35% of the first $1 billion in of Assets;
                                                      0.30% of the next $1 billion in Assets;
                                                      0.25% of Assets over $2 billion

Wilmington Short-Term Bond                            0.35% of the first $1 billion in Assets;
                                                      0.30% of the next $1 billion in Assets;
                                                      0.25% of Assets over $2 billion

Wilmington Small-Cap Core                             0.75% on those Assets directly managed by RSMC

Wilmington Multi-Manager Small-Cap                    0.35% of Assets

Wilmington Tax-Exempt                                 0.37% of the first $1 billion in assets;
                                                      0.33% of the next $500 million in assets;
                                                      0.30% of the next $500 million in assets; and
                                                      0.27% of assets over $2 billion

Wilmington U.S.  Government                           0.37% of the first $1 billion in Assets;
                                                      0.33% of the next $500 million in Assets;
                                                      0.30% of the next $500 million in Assets; and
                                                      0.27% of Assets over $2 billion

Wilmington Mid-Cap Core                               0.70% of the first $1 billion in Assets;
                                                      0.65% of the next $1 billion in Assets; and
                                                      0.60% of Assets over $2 billion.

Wilmington Small-Cap Growth                           0.75% of the first $1 billion in Assets;
                                                      0.70% of the next $1 billion in Assets; and
                                                      0.65% of Assets over $2 billion.

Wilmington Small-Cap Value                            0.75% of the first $1 billion in Assets;
                                                      0.70% of the next $1 billion in Assets; and
                                                      0.65% of Assets over $2 billion.

Wilmington ETF Allocation                             0.50% of the first $1 billion in Assets;
                                                      0.45% of the next $1 billion in Assets; and
                                                      0.40% of Assets over $2 billion.

Wilmington Tax-Managed Cap-Free                       0.50% of the first $1 billion in Assets;
                                                      0.45% of the next $1 billion in Assets; and
                                                      0.40% of Assets over $2 billion.

Dated: January 30, 2006